                                                                  EXHIBIT 4(n)



                    FIRST AMENDMENT TO THE SECOND AMENDED AND
                            RESTATED CREDIT AGREEMENT

         This first amendment (this "Amendment") dated as of May ___, 2003 is to the Second Amended and Restated Credit Agreement dated as of March 21, 2003 (the "Credit Agreement") among MARSH SUPERMARKETS, INC. (the "Company") and MARSH SUPERMARKETS, LLC ("Marsh, LLC" and, collectively with the Company, the "Borrowers"), THE PROVIDENT BANK, as Agent (in such capacity, the "Agent") and Arranger, LASALLE BANK NATIONAL ASSOCIATION, as documentation agent, various financial institutions party to the Credit Agreement (the "Lenders") and National City Bank of Indiana. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Lenders to make Loans to the Borrowers from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement to add National City Bank of Indiana as an additional Lender;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Effective on the date of the effectiveness of this Amendment pursuant to Section 3 below, the Credit Agreement shall be amended as set forth in this Section 1.

         1.1. Amendments to Definitions. The definition of "Aggregate Revolving Loan Commitment" in Section 1.1 is amended in its entirety to read as follows:

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment is Ninety-Five Million and 00/100 Dollars ($95,000,000.00).

         1.2. Amendment of Exhibit A. Exhibit A to the Credit Agreement is amended in its entirety to read as set forth on Attachment 1 to this Amendment.

         SECTION 2. AGREEMENT OF NATIONAL CITY BANK OF INDIANA TO BE BOUND BY CREDIT AGREEMENT. National City Bank of Indiana acknowledges and agrees by executing this Amendment that, upon the Effective Date, it will become bound by the Credit Agreement (as amended by this Amendment, the "Amended Credit Agreement") as if it were an original signatory thereto and will thereafter have all the rights and obligations of a Lender (as defined in the Amended Credit Agreement) under the Amended Credit Agreement and the other Loan Documents.

         SECTION 3. ADDITION OF LENDER. The parties hereto agree that upon the Effective Date, National City Bank of Indiana shall be a Lender under the Amended Credit Agreement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent, the Lenders and National City Bank of Indiana to enter into this Amendment, the Borrowers represent and warrant to the Agent and each of the Lenders (a) as to the matters set forth in Section 5.2(i) and (ii) of the Amended Credit Agreement, as if the representations and warranties set forth therein were made on the date hereof, (b) that the execution and delivery by the Borrowers of this Amendment, and the performance by the Borrowers of their obligations under the Amended Credit Agreement, (i) are within the powers of the Borrowers, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrowers are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirement of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrowers or any Subsidiary, and (c) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally).

         SECTION 5. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date when the Agent shall have received the following, all in a form satisfactory to Agent:

         5.1. First Amendment. Counterparts of this Amendment signed by the Borrowers, the Lenders and National City Bank of Indiana.

         5.2. Guaranty. A Reaffirmation of Guaranty signed by the Guarantors in favor of the Lenders and National City Bank as a Lender.

         5.3. Note. A Second Amended and Restated Revolving Note signed by the Borrowers payable to the order of National City Bank of Indiana pursuant to
Section 2.1 of the Amended Credit Agreement.

         5.4. Corporate Documents. A certificate of the Secretary or an Assistant Secretary of the Borrowers and Mundy Realty, Inc. as to (a) resolutions of the Board of Directors or limited liability company action, as appropriate, of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Indiana Secretary of State with respect to each Borrower and Mundy Realty, Inc.


                                       2
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         5.5. Pro Rata Share. Payment by National City Bank of Indiana to the
Agent of its Pro Rata Share of the outstanding Revolving Loans under the Amended Credit Agreement.

         5.6. Legal Opinion. A written opinion of internal counsel of each of the Borrowers and Mundy Realty, Inc., addressed to the Agent, updating the opinions rendered on March 21, 2003 to reflect the transactions contemplated by this Amendment.

         5.7. Mortgage Amendment. A First Modification of Security Documents signed by Mundy Realty, Inc. in favor of the Lenders and National City Bank of Indiana as a Lender for each of the Mortgaged Properties.

         5.8. Other Documents. Such other documents as the Agent shall reasonably request.

         SECTION 6. MISCELLANEOUS.

         6.1. Continuing Effectiveness, etc. The Amended Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         6.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         6.3. Expenses. The Borrowers agree to pay the reasonable costs and expenses of the Agent (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

         6.4. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Indiana.

         6.5. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Amended Credit Agreement.



                      [signature pages immediately follow]

         Delivered at Indianapolis, Indiana, as of the day and year first above written.

                                MARSH SUPERMARKETS, INC.

                                By:     /s/ Douglas W. Dougherty
                                        ----------------------------------------
                                        Douglas W. Dougherty
                                Title: Senior Vice President, Chief Financial Officer and Treasurer


                                MARSH SUPERMARKETS, LLC

                                By:     /s/ Douglas W. Dougherty
                                        ----------------------------------------
                                        Douglas W. Dougherty
                                Title: Senior Vice President, Chief Financial Officer and Treasurer






                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                      THE PROVIDENT BANK
                                        as Agent and Arranger and as a Lender


                                      By:    /s/ Scott J. Brown
                                             -----------------------------------
                                             Scott J. Brown
                                      Title: Senior Vice President














                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                       LASALLE BANK NATIONAL ASSOCIATION
                                          as documentation agent and as a Lender


                                       By:    /s/ William Lutes
                                              ----------------------------------
                                              William Lutes
                                       Title: First Vice President















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                     FIRST MERCHANTS BANK, N.A.
                                       as a Lender

                                     By:    /s/ Susan Laverty
                                            ------------------------------------
                                            Susan Laverty
                                     Title: Vice President


















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                      UNION PLANTERS BANK, NATIONAL ASSOCIATION
                                        as a Lender

                                      By:    /s/ Thomas W. Craig
                                             -----------------------------------
                                             Thomas W. Craig
                                      Title: Vice President














                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                       OLD NATIONAL BANK, N.A.
                                         as a Lender

                                       By:    /s/ John T. Travis
                                              ----------------------------------
                                              John T. Travis
                                       Title: Vice President and Senior Lender
















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                       FIFTH THIRD BANK, INDIANA
                                         as a Lender

                                       By:    /s/ Andrew M. Cardiman
                                              ----------------------------------
                                              Andrew M. Cardiman
                                       Title: Vice President


















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                       UNION FEDERAL BANK
                                         as a Lender

                                       By:    /s/ Dale E. Louden
                                              ----------------------------------
                                              Dale E. Louden
                                       Title: First Vice-President


















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement

                                       NATIONAL CITY BANK OF INDIANA
                                         as a party hereto and as a Lender
                                         (upon the Effective Date)



                                       By:    /s/ Mark A. Minnick
                                              ----------------------------------
                                              Mark A. Minnick
                                       Title: Senior Vice President

















                                                               Signature Page to
                                                              First Amendment to
                                                     Second Amended and Restated
                                                                Credit Agreement